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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-11409), Registration Statement on Form S-8 (File No. 333-18467), Registration Statement on Form S-8 (File No. 333-49817), Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-33421) and Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52433) of our report dated June 30, 1998, with respect to the consolidated financial statements of IXC Communications, Inc. included in the Current Report on Form 8-K for the year ended December 31, 1997.

/s/ ERNST & YOUNG LLP

Austin, Texas
October 29, 1998